Exhibit 10.14

CONSENT AND AMENDMENT NO. 2
TO SECOND AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT

CONSENT AND AMENDMENT NO. 2 dated as of February 11, 2019 (this “Amendment”) to the Second Amended and Restated Subordinated Credit, Security, Guaranty and Pledge Agreement dated as of October 7, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among (i) STX FINANCING, LLC, a Delaware limited liability company, as Borrower, (ii) STX FILMWORKS, INC., a Delaware corporation, as Parent, (iii) the GUARANTORS referred to therein, (iv) the LENDERS referred to therein, and (v) RED FISH BLUE FISH, LLC, as Administrative Agent.

INTRODUCTORY STATEMENT

WHEREAS, the Borrower has requested certain modifications to the “Maturity Date” as they relate to the Parent Preferred redemption date;

WHEREAS, while the Borrower has provided drafts of the financial statements for the fiscal year ended September 30, 2018, the Borrower has also requested that the Lenders consent to an extension of the required delivery date for the actual audited financial statements required under Section 5.1(a) of the Credit Agreement, and for the related Compliance Certificate, for the fiscal year ended September 30, 2018, and any reports or other documents required to be delivered concurrently therewith (including those required pursuant to Sections 5.1(c), (d) and (i) of the Credit Agreement) (collectively, the “FY 2018 Financials Materials”); and

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to certain other amendments to the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree as follows:

1.               Defined Terms. Capitalized terms used but not otherwise defined herein (including any such terms used in the Introductory Statement hereto) shall have the meanings given to them in the Credit Agreement.

2.               Consent. Subject to the occurrence of the First Option Effective Date (as defined below), the undersigned Lenders hereby consent to an extension of the delivery deadline for the FY 2018 Financials Materials from January 28, 2019 to February 18, 2019. Upon the achievement of the First Option Effective Date, the consent granted under this Section 2 shall be effective as of January 27, 2019.

3.               Amendments to the Credit Agreement. Subject to the occurrence of the First Option Effective Date, the Credit Agreement is hereby amended as follows:

(a)             Section 1.2 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“P&R Liabilities” shall mean any participation, deferment, residual and box office bonus obligations of the Credit Parties, whether owed to talent, producers, co-financiers or other third parties.

(b)            Section 1.2 of the Credit Agreement is hereby amended by replacing the following term in its entirety:

“Digital Product” shall mean any short-form digital content (other than a Picture or a Program) intended for initial exploitation through the internet (e.g., YouTube) or mobile applications and/or intended to be consumed via an interactive computer generated experience taking place within a simulated environment (i.e., “virtual reality”); provided that the term “Digital Product” shall not include short form or long form episodic Programs or motion pictures intended for initial exploitation on a SVOD platform like Netflix or Amazon.

(c)             Section 3.24 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “As of the First Option Effective Date (as defined in Amendment No. 2 to this Credit Agreement), to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to such date to any Lender in connection with this Credit Agreement is true and correct in all material respects.”

(d)            Article 3 of the Credit Agreement is hereby amended by adding the following new Section 3.29 at the end thereof:

“Section 3.29 Participation Payments. Each Credit Party has complied in all material respects with any of its payment obligations for P&R Liabilities as and when due on a timely basis; provided, that the Credit Parties may make interpretations in their reasonable judgment as to the appropriate dates of accrual and payment for any such P&R Liabilities, so long as the balance sheet reserves (or a P&R Reserve under and as defined in the Senior Facility Credit Agreement, which may be offset by cash in the Borrowing Base (as defined in the Senior Facility Credit Agreement)) shall be taken for any amounts accrued and payable but not yet paid.”

(e)             Section 5.1(g) of the Credit Agreement is hereby amended by adding the following language immediately after the reference to 6.22 in clause (v) therein: “and demonstrating the utilization of the Investment Baskets described in Section 6.4 hereof,”.

(f)             Section 5.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Concurrently with the provision of such certificate to the Senior Facility Agent, a Liquidity Certificate (as defined in the Senior Facility Credit Agreement). Additionally, the Borrowers shall provide supporting details and back-up for any calculation contained within any Liquidity Certificate, including the underlying performance assumptions for unreleased Pictures reflected in the projected cash sources upon the request from the Administrative Agent or any Lender (any such request by a Lender to be coordinated through the Administrative Agent).”

(g)            Section 5.1(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) Promptly upon written request therefor, any information required by the Administrative Agent or any Lender under or in connection with the USA Patriot Act, the Beneficial Ownership Regulation and any other applicable “know your customer” or anti-money laundering rules and regulations.”

(h)            Section 5.1(m) of the Credit Agreement is hereby amended by deleting “Within sixty (60) days after the end of each calendar quarter” therein and replacing it with “Concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a))”

(i)              Section 5.1 of the Credit Agreement is hereby amended by adding the following new clauses (s) and (t) at the end thereof:

“(s) For each fiscal quarter, concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a)), detailed reports in form and substance satisfactory to the Senior Facility Agent (and with supporting details satisfactory to the Senior Facility Agent) with respect to any P&R Liabilities that constitute accrued liabilities on the balance sheet as of such quarter-end date, reflecting (i) an aging schedule, on a product-by-product basis, detailing the payment windows during which such balance sheet P&R Liabilities are anticipated to become due and payable (with the time windows to be satisfactory to the Senior Facility Agent), or, if applicable, the extent to which such P&R Liabilities already became due and payable prior to such quarter-end date, (ii) the extent to which any such P&R Liabilities were paid prior to the delivery of the reporting required by this clause (s), (iii) a break out aging schedule with respect to any balance sheet P&R Liabilities described in clause (i) above that are attributable to income or payments that were already received by or credited to the Credit Parties prior to such quarter end date; and (iv) reconciliations against prior P&R Liability reporting, in each case with supporting detail; and

(t)       for each fiscal quarter, concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a)), detailed reports in form and substance satisfactory to the Senior Facility Agent, (i) detailing the P&A Expenses and UK P&A Expenses (as defined in the Senior Facility Credit Agreement) of the Credit Parties that were incurred but not yet paid as of the last Business Day of the preceding fiscal quarter, on a Picture-by-Picture Basis (as defined in the Senior Facility Credit Agreement), (ii) an aging schedule detailing the payment terms on which such P&A Expenses and UK P&A Expenses are to become due and payable and (iii) the extent to which any such accrued but unpaid P&A Expenses and UK P&A Expenses were paid between the end of the preceding fiscal quarter and the date of the reporting required by this clause (t), in each case with supporting detail.”

(j)              Section 5.4 of the Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:

“(c) Promptly upon any Authorized Officer of a Credit Party obtaining knowledge of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification, such Credit Party shall promptly give written notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Administrative Agent and the Lenders to evaluate such matters.”

(k)            Section 6.2 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of subsection (x) thereof, (ii) replacing the period at the end of subsection (y) thereof with “; and” and (iii) inserting the following new clause (z) at the end thereof:

“(z) Liens held by third-party producers of Pictures in which STX is acquiring distribution rights, or in favor of production lenders or production financiers to such producers, in each case so long as the scope of such Liens and the obligations secured thereby are both (i) limited to the relevant Picture(s) in which STX is acquiring distribution rights and (ii) satisfactory to the Administrative Agent in its reasonable discretion, and so long as any holder of such Liens is the subject of an interparty agreement or an intercreditor agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent in all respects.”

(l)              Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.23 Production Exposures (Program).

(a)             Permit the Production Exposure for any Program to exceed 40% of such Program’s Budgeted Negative Cost.

(b)            Permit the aggregate Production Exposures for all Programs (which shall include any Programs and any pilots of Programs that have been both ordered by a domestic network or SVOD or AVOD platform such as Netflix, Amazon, Hulu or YouTube and that have been green-lit by the Borrower) in active production to exceed at any one time $20,000,000.

(c)             Permit the aggregate at-risk capital for all non-virtual reality Digital Product (“at-risk capital” to mean for purposes of clauses (c) and (d) of this Section 6.23 the Credit Parties’ share of Budgeted Negative Cost for Digital Product net of any anticipated tax incentives and contracted receivables) in active production (including pilots in active production) to exceed at any one time $500,000.

(d)            Permit the aggregate at-risk capital for all virtual reality Digital Product in active production (including pilots in active production) to exceed at any one time $1,500,000.

For the avoidance of doubt, pure producer-for-hire Programs (and pilots for pure producer-for-hire Programs), in which all (or substantially all, but solely in the case of Programs for which the net production costs are cash flowed by an unaffiliated third party and for which the Borrower or any other Credit Party is cash flowing production costs solely with respect to the territorial production spend necessary to collect a Tax Incentive Receivable) production costs are being cash-flowed by third parties and with no intellectual property rights (or only de minimis intellectual property rights) to be held by Credit Parties, shall not be considered for purposes of Sections 6.23(a) or (b).”

4.               Additional Amendments to the Credit Agreement. Subject to the occurrence of the Second Option Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)             Section 1.2 of the Credit Agreement is hereby amended by adding the following defined terms in the proper alphabetical order:

“Amendment No. 2” shall mean that certain Consent and Amendment No. 2 to Second Amended and Restated Subordinated Credit Agreement dated as of February 11, 2019 among inter alios the Administrative Agent and the Credit Parties.

“Non-Extending Preferred Holder” shall mean any holder of Parent Preferred who did not execute the Parent Charter Amendment (as defined in Amendment No. 2).

“Parent Retained Equity” shall mean cash equity retained by the Parent in connection with Amendment No. 2, in an amount not to exceed $20,000,000.

(b)            Section 1.2 of the Credit Agreement is hereby amended by replacing the following terms in their entirety:

“Maturity Date” shall mean the earlier of (i) July 7, 2022, and (ii) such other date as the Loans shall become due and payable in accordance with Article 7 hereof.

“Parent Preferred” shall mean, collectively, Parent’s Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and any other class of preferred Equity Interests issued by the Parent.

(c)             Section 6.30 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.30 Holding Company. With respect to Parent (but not the Credit Parties), carry on any business, own any assets or incur any liabilities except for: (i) (a) the participation in tax, accounting and other administrative activities as the parent of the consolidated group of companies (including the Credit Parties) and provision of administrative services (excluding treasury services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries; (b) ownership of (A) Equity Interests in the Borrower (but only if those Equity Interests are subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties), (B) Equity Interests in other Subsidiaries of Parent (including activities relating to the formation and capitalization of such subsidiaries), (C) cash and Cash Equivalents to be used for administrative purposes and (D) certain other nominal assets incidental to the business or activities described in this clause (b); (c) the maintenance of its corporate existence; (d) the execution and delivery of the Fundamental Documents and Senior Loan Documents to which it is a party and the performance of its obligations thereunder; (e) activities reasonably incidental to the businesses and activities described in the foregoing clauses (a) through (d), (f) holding the Parent Retained Equity until payment of the Parent Equity to Non-Extending Preferred Holders and/or payment of any applicable consent fee to consenting holders of the Parent Preferred, so long as the consent fee to any such consenting holder shall not exceed the amount of the liquidation value of the Parent Preferred held by such holder (the “Parent Preferred Consent Fees”); provided that (1) such Parent Retained Equity shall be subject to the security arrangements and the covenants and agreements required by Amendment No. 2 and (2) that such payment to the Non-Extending Preferred Holders or payments of Parent Preferred Consent Fees may not be made to the extent that any Default or Event of Default is continuing at such time or would result therefrom, and (g) any other activities consented to by the Administrative Agent in writing in its sole discretion; and (ii) (a) any liabilities under the Fundamental Documents and Senior Loan Documents to which it is a party, (b) any non-recourse pledge of its Equity Interests in any other Subsidiary and (c) professional fees and administration costs incurred in the ordinary course of business as a holding company.

5.               Conditions to Effectiveness:

5A. The effectiveness of any of Section 2, Section 3 or Section 4 of this Amendment is subject to (in addition to the applicable conditions set forth in Sections 5B and 5C hereof) the satisfaction in full of each of the conditions precedent set forth in this Section 5A as follows (the following, the “Baseline Conditions”):

(i)              the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Parent, the Borrower, the Guarantors and the Lenders;

(ii)            the Administrative Agent shall have received satisfactory evidence that at least $100,000,000 of cash equity contributions have been received by the Parent, in each case since November 30, 2018 and with no put or redemption rights exercisable prior to one day after the scheduled Maturity Date and otherwise on terms and conditions satisfactory to the Administrative Agent and that Parent shall have contributed at least $80,000,000 of such proceeds to Borrower (the portion of such equity proceeds that are retained at the Parent, which may not exceed the lesser of (a) $20,000,000, and (b) the aggregate amount of the sum of all amounts required to redeem the Non-Extending Preferred Holders (including any accrued interest and/or accrued dividends to be owed to the Non-Extending Preferred Holders described below) on December 31, 2019 plus Parent Preferred Consent Fees owed to holders of the Parent Preferred in connection with the Parent Charter Amendment, is referred to herein as the “Parent Retained Equity”);

(iii)          the Administrative Agent shall have received the Third Amended and Restated Certificate of Incorporation of Parent approved by holders of at least two-thirds of each class of Parent Preferred in the form attached hereto as Exhibit A (the “Parent Charter Amendment”), which Parent Charter Amendment shall formally amend the date of the mandatory redemption rights with respect to all Parent Preferred owned by each holder that executes the Parent Charter Amendment such that they may not be exercised prior to one day after July 7, 2022 pursuant to documentation satisfactory to the Administrative Agent;

(iv)          the aggregate amount required to redeem the Parent Preferred (including any accrued interest and/or accrued dividends) for all holders of Parent Preferred that have not executed the Parent Charter Amendment (each such holder a “Non-Extending Preferred Holder”) may not exceed $20,000,000 in the aggregate;

(v)            the representations and warranties contained in Section 6 hereof are true and correct;

(vi)          all costs and expenses due and owing pursuant to Section 12 hereof to the Administrative Agent by the Borrower shall have been paid in full;

(vii)        all legal matters incident to this Amendment shall be satisfactory to Sidley Austin LLP, counsel for the Administrative Agent;

(viii)      the Senior Facility Agent and the lenders under the Senior Facility Credit Agreement shall have executed an amendment to the Senior Facility Credit Agreement granting substantively identical amendments to those set forth in this Amendment to the extent applicable to the Senior Facility Credit Agreement, in form and substance satisfactory to the Administrative Agent; and

(ix)          the Seer P&A Facility Agent and the lenders under the Seer P&A Facility Credit Agreement shall have executed an amendment to the Seer P&A Facility Credit Agreement granting substantively identical amendments to those set forth in this Amendment to the extent applicable to the Seer P&A Facility Credit Agreement, in form and substance satisfactory to the Administrative Agent.

For the avoidance of doubt, in addition to the achievement of the Baseline Conditions, (i) the provisions of Sections 2 and 3 of this Amendment shall not be effective until the satisfaction of the conditions precedent in Section 5B and (ii) the provisions of Section 4 of this Amendment shall not be effective until the satisfaction of the conditions precedent in Section 5C.

5B. The effectiveness of Section 2 and Section 3 of this Amendment are also subject to the satisfaction in full of each of the conditions precedent set forth in this Section 5B (the date on which each of such conditions precedent has been satisfied, the “First Option Effective Date”):

(i)              the satisfaction of each of the Baseline Conditions;

(ii)            the First Option Effective Date (as defined in the Senior Facility Credit Agreement) shall have been met under the Senior Facility Credit Agreement;

(iii)          the First Option Effective Date (as defined in the Seer P&A Facility Credit Agreement) shall have been met under the Seer P&A Facility Credit Agreement;

(iv)          the Administrative Agent shall have received from the Borrower, for the benefit of each Lender, an amendment fee equal to 0.025% of the Loans held by each Lender immediately prior to the First Option Effective Date, which amendment fee shall be paid in kind by adding such amount to the principal balance of the Loans on and as of the First Option Effective Date hereunder;

(v)            immediately before and immediately after giving effect to the amendments and consents to occur on the First Option Effective Date, no Default or Event of Default shall have occurred and be continuing; and

(vi)          all legal matters incident to this Section 5B shall be satisfactory to Sidley Austin LLP, counsel for the Administrative Agent.

5C. The effectiveness of Section 4 of this Amendment is also subject to the satisfaction in full of each of the conditions precedent set forth in this Section 5C (the date upon which each of such conditions precedent has been satisfied, the “Second Option Effective Date”) as follows:

(vii)        the satisfaction of each of the Baseline Conditions;

(viii)      the Second Option Effective Date (as defined in the Senior Facility Credit Agreement) shall have been met under the Senior Facility Credit Agreement;

(ix)          the Second Option Effective Date (as defined in the Seer P&A Facility Credit Agreement) shall have been met under the Seer P&A Facility Credit Agreement;

(x)            the Administrative Agent shall have received from the Borrower, for the benefit of each Lender, an amendment fee equal to 0.025% of the Loans held by each Lender immediately prior to the Second Option Effective Date, which amendment fee shall be paid in kind by adding such amount to the principal balance of the Loans on and as of the Second Option Effective Date hereunder;

(xi)          the Administrative Agent shall have received (i) from Parent, a security interest (for the benefit of the Secured Parties) in the Parent Retained Equity and all proceeds thereof (on a subordinated basis as set forth in the Subordination Agreement), and (ii) to the extent requested by the Senior Facility Agent, a deposit account control agreement granting the Administrative Agent (for the benefit of the Secured Parties, on a subordinated basis as set forth in the Subordination Agreement) springing cash dominion over any deposit account in which any proceeds of the Parent Equity Contribution are held, or other cash collateral arrangements acceptable to the Administrative Agent, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent;

(xii)        immediately before and immediately after giving effect to the amendments and waivers to occur on the Second Option Effective Date, no Default or Event of Default shall have occurred and be continuing; and

(xiii)      all legal matters related to the foregoing Section 5C shall be satisfactory to Sidley Austin LLP, counsel to the Administrative Agent.

5D. It is acknowledged and agreed that the First Option Effective Date may occur without the Second Option Effective Date occurring (i.e., if the Baseline Conditions and the conditions set forth in Section 5B but not those set forth in Section 5C are satisfied), and that the Second Option Effective Date may occur without the First Option Effective Date occurring (i.e., if the Baseline Conditions and the conditions set forth in Section 5C but not those set forth in Section 5B are satisfied).

6.               Representations and Warranties. Each of the Credit Parties represents and warrants that:

(a)             each of the Credit Parties has the power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Credit Agreement as amended hereby;

(b)            the execution and delivery by each of the Credit Parties of this Amendment, and the performance by such Person of its obligations under this Amendment and the Credit Agreement as amended hereby (i) have been duly authorized by all necessary company action (or similar action) on the part of such Person, (ii) will not constitute a violation of any provision of

Applicable Law or any order of any Governmental Authority applicable to such Person or any of its properties or assets, (iii) will not violate any provision of the certificate of formation or organization, by-laws, operating agreement, partnership agreement or any other organizational document of such Person, (iv) will not violate any provision of, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate any indenture, agreement, bond, note or other similar instrument to which such Person is a party or by which such Person or any of its properties or assets are bound, other than where any such violation, conflict, breach, default or termination could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of such Person other than pursuant to the Fundamental Documents; and

(c)             the representations and warranties contained in the Credit Agreement and the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) with the same effect as if made on and as of the date hereof.

7.               Fundamental Document. This Amendment is designated a Fundamental Document by the Administrative Agent.

8.               Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Fundamental Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle any Credit Party to any amendment, waiver or modification of any provision of the Credit Agreement or any other Fundamental Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed. Without limiting the foregoing, each Credit Party hereby (i) reaffirms its obligations under the Credit Agreement and the other Fundamental Documents to which it is a party and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Fundamental Documents. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

9.               Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Credit Parties in accordance with Section 13.4 of the Credit Agreement, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

10.            APPLICABLE LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

11.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

12.            Expenses. The Borrower agrees to pay pursuant to Section 13.4 of the Credit Agreement, all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent.

13.            Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

14.            Parent Agreement. By its execution hereof, Parent acknowledges and agrees that (a) it will not utilize or deploy any Parent Retained Equity for any purpose other than to either contribute such sums to the Borrower or to (subject to the terms hereof) redeem the Parent Preferred (as such term is defined in the Credit Agreement on the date hereof, i.e., before the changes that would be implemented upon the Second Option Effective Date) held by the Non-Extending Preferred Holders or pay any applicable Parent Preferred Consent Fees payable to holders of the Parent Preferred in connection with the Parent Charter Amendment; (b) it shall not make any such redemption payment if any Default or Event of Default shall have occurred and be continuing or would result therefrom; (c) it shall take any action reasonably requested by the Administrative Agent to perfect its security interest (on behalf of the Secured Parties) in the Parent Retained Equity and have dominion over any deposit account in which it is held; and (d) the Administrative Agent shall be fully entitled to exercise dominion over any and all Parent Retained Equity, and apply such Parent Retained Equity against the Obligations, upon the occurrence and during the continuance of any Event of Default.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PARENT:

STX FILMWORKS, INC.

By:

-/s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: EVP Corporate Strategy & General Counsel

BORROWER:

STX FINANCING, LLC

By:

-/s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: EVP Corporate Strategy & General Counsel

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

Signature Page to Consent and Amendment No. 2 to
Second Amended and Restated Subordinated Credit Agreement

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

MILE 22, LLC

SECOND ACT PRODUCTIONS, LLC

SEVENTEEN BRIDGES, LLC

MINNETONKA DREAMS, LLC

UGLY INDUSTRIES, LLC

By:

-/s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: EVP Corporate Strategy & General Counsel

RED FISH BLUE FISH, LLC

as Administrative Agent and Lender

By: ______________________________

Name:

Title:

Signature Page to Consent and Amendment No. 2 to
Second Amended and Restated Subordinated Credit Agreement

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

MILE 22, LLC

SECOND ACT PRODUCTIONS, LLC

SEVENTEEN BRIDGES, LLC

MINNETONKA DREAMS, LLC

UGLY INDUSTRIES, LLC

By:

________________________________

Name:

Title:

RED FISH BLUE FISH, LLC

as Administrative Agent and Lender

By: /s/ Derek Arend_______________________

Name: Derek Arend

Title: President

Signature Page to Consent and Amendment No. 2 to
Second Amended and Restated Subordinated Credit Agreement

Exhibit A

Third Amended and Restated Certificate of Incorporation of STX Filmworks, Inc.

[Exhibit omitted.]